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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.


      THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST: The name of the corporation is Electronic Retailing Systems International, Inc. (the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, 19901 and the name of the Corporation's registered agent at such address is The Prentice Hall Corporation System, Inc.

      THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: the total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), and 25,000,000 shares of common stock, $.01 par value per share ("Common Stock"). The powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock shall be as follows:

            1. (a) The Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance the Board of Directors of the Corporation is expressly authorized to fix:

            (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

            (ii) the rate of dividends payable on such series, whether or not dividends shall be cumulative, the date or dates from which dividends shall accrue and, if cumulative, shall be cumulative and the relationship which such dividends shall bear to dividends payable on any other series;


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            (iii) whether or not the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

            (iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

            (v) the rights of the shares of each series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

            (vi) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

            (vii) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and in paragraph 5 below and, if so, the nature and extent thereof; and

            (viii) the consideration to be received by the Corporation for the shares of such series.

      (b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

      (c) In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

      (d) Upon the issuance of any series of Preferred Stock, a certificate setting forth the resolution or resolutions (including the designation, description and terms of such series) adopted by the Board of Directors with respect to such series shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the Corporation


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in the State of Delaware and in such other place or places as the Board of
Directors shall designate.

      2. The holders of each series of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds of the Corporation legally available for the payment of dividends, dividends in cash at the annual rate for such series provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 with respect to such series, before any dividends shall be declared and paid upon or set apart for the holders of any series of the Preferred Stock ranking junior to such series as to dividends or of any junior stock, payable in respect of each calendar quarter on a date, which shall be provided by the Board of Directors in such certificate with respect to such series, within fifty (50) days following the end of such quarter. Such dividends on the Preferred Stock shall be payable to holders of such series of record on the date, not exceeding fifty (50) days preceding the dividend payment date, fixed for the purpose by the Board of Directors with respect to such series in advance of the payment of each particular dividend.

      3. If so provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1, the Corporation, at the option of the Board of Directors (or in accordance with the requirements of any sinking fund for any one or more series of Preferred Stock established by the Board of Directors), may redeem the whole or any part of the Preferred Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such certificate together in each case with all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but computed without interest, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemptions.

      4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation or of any junior stock, the amount, if any, for each share provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1, plus, in respect of each such share, all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but computed without interest. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the


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junior stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

      5. On all matters with respect to which holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

      6. For purposes of this Article FOURTH, the term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to dividends or preference on dissolution, liquidation or winding up of the Corporation.

      FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

      SIXTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

      SEVENTH: No person who is or was at any time a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article SEVENTH shall not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

      EIGHTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.


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      NINTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths ln value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

      TENTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the state of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or Directors. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

      ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      TWELFTH: The name and address of the incorporator is Howard Kailes, c/o Krugman, Chapnick & Grimshaw, Park 80 West - Plaza Two, Saddle Brook, New Jersey 07662.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 12th day of February 1993.



                                    /s/ Howard Kailes
                                    --------------------------------------------
                                    Howard Kailes
                                    Incorporator


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                           CERTIFICATE OF DESIGNATION

               OF SERIES A CUMULATIVE, CONVERTIBLE PREFERRED STOCK

                                       OF

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


      We, Bruce F. Failing, Jr., President, and Norton Garfinkle, Secretary of Electronic Retailing Systems International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors by Paragraph Fourth of the Certificate of Incorporation of said Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors on July 14, 1995, adopted the following resolution designating a series of its Preferred Stock, $1.00 par value, as Series A Cumulative, Convertible Preferred Stock:

            RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Paragraph Fourth of its Certificate of Incorporation, a series of Preferred Stock, $1.00 par value, of this Corporation, be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and other special rights, qualifications, limitations and restrictions thereof are as follows:

                  (A) Designation and Amount. An aggregate of 120,000 shares of
            Preferred Stock, $1.00 par value, of the Corporation are hereby constituted as a series designated as "Series A Cumulative, Convertible Preferred Stock (the "Series A Cumulative, Convertible Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Cumulative, Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Cumulative, Convertible


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            Preferred Stock.

                  (B) Dividends.

                      (i) The holders of shares of Series A Cumulative,
            Convertible Preferred Stock in preference to the holders of common stock, $.01 par value (the "Common Stock"), of the Corporation and of any other junior stock (as hereinafter defined), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends in an amount per share equal to $1.875, payable on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Cumulative, Convertible Preferred Stock, at the election of the Corporation (as determined by the Board of Directors) in cash or in additional shares of Series A Cumulative Convertible Preferred stock having a value equal to such amount (each such share, for purposes hereof, to be deemed to have a value of $100).

                      (ii) Dividends shall begin to accrue and be cumulative,
            whether or not earned or declared, on outstanding shares of Series A Cumulative, Convertible Preferred Stock from and after the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Cumulative, Convertible Preferred Stock entitled to receive a Quarterly Dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative for such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Cumulative, Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Cumulative, Convertible Preferred Stock entitled to receive payment of a dividend declared, which record date shall not be more than


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            50 days prior to the date fixed for the payment thereof.

                  (C) Voting Rights. Holders of shares of Series A Cumulative,
            Convertible Preferred Stock shall have the following voting rights:

                      (i) Subject to the provisions for adjustment hereinafter
            set forth, each share of Series A Cumulative, Convertible Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Cumulative, Convertible Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (ii) Except as otherwise provided herein, in any other
            Statement of Resolution creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series A Cumulative, Convertible Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (D) Conversion.

                      (i) Right to Convert. Subject to and upon compliance with
            the provisions hereof, each holder of record of shares of Series A Cumulative, Convertible Preferred Stock shall have the right, at such holder's option, at any time or from time to time after the issuance, respectively, of the shares held by such holder (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable


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            on the Series A Cumulative, Convertible Preferred Stock), to convert any such shares into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series A Cumulative, Convertible Preferred Stock so to be converted by $100.00 and dividing the result by the applicable Conversion Price (as hereinafter defined).

                      (ii) Exercise. In order to exercise the conversion
            privilege, the holder of Series A Cumulative, Convertible Preferred Stock shall surrender a certificate or certificates for the shares so to be converted to the Corporation at the principal executive offices of the Corporation at 372 Danbury Road, Wilton, Connecticut 06897 (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of record of Series A Cumulative, Convertible Preferred Stock), accompanied by written notice to the Corporation that the holder elects to convert a stated number of shares of Series A Cumulative, Convertible Preferred Stock into Common Stock. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, in each case subject to the provisions of applicable law. As soon as practicable after the receipt of such notice and the surrender of the certificate or certificates for the shares of Series A Cumulative, Convertible Preferred Stock to be converted, the Corporation shall issue and shall deliver at said offices to the holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share or shares of Series A Cumulative, Convertible Preferred Stock, and provision shall be made for any fraction of a share a provided in Paragraph (iii) hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Corporation and conversion shall be at the Conversion Price in effect at such time, and at such time the rights of the holder of such share or shares of Series A Cumulative, Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                      (iii) Adjustment for Fractional Shares;


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            Dividends; Partial Conversions. No fractional shares of Common Stock or scrip shall be issued upon conversion of Series A Cumulative, Convertible Preferred Stock, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case the number of shares of Series A Cumulative, Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Paragraph (ii) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Cumulative, Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the Corporation shall pay a cash adjustment in respect of such fractional share of Common Stock in an amount equal to the same fraction of the then current fair value of a share of Common Stock, as determined in good faith by the Board of Directors of the Corporation.

                      (iv) Conversion Price. The Conversion Price per share of
            Common Stock shall be $4.00, subject to adjustment as herein provided. In the event that, on or prior to March 31, 1996, the Corporation from time to time enters into definitive arrangements providing for, the delivery of, or delivers, shares of Common Stock, or Convertible Securities (as hereinafter defined) convertible or exchangeable for Common Stock, or Options (as hereinafter defined) for the purchase of Common Stock or any Convertible Securities, in a transaction providing for a price per share of Common Stock that is less than the Conversion Price then in effect, the Conversion Price shall in each case forthwith be reduced to such lesser price per share. The Corporation shall deliver prompt notice to each holder of shares of Series A Cumulative, Convertible Preferred Stock of each such transaction and such reduction.

                      (v) Adjustment for Dividends. In case the Corporation
            shall declare a dividend upon the shares of Common Stock payable otherwise than out of earned surplus or otherwise than in shares of Common Stock or convertible securities of the Corporation, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount


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            thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Corporation. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the corporation. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of shares of Common Stock of record entitled to such dividend are to be determined.

                      (vi) Subdivisions and Combinations; Stock Dividends. In
            case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, or any other stock or securities convertible into or exchangeable for Common Stock ("Convertible Securities"), or options ("Options") for the purchase of Common Stock or any Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued in a subdivision of outstanding shares as provided in this Sub-paragraph (vi). In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
            (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of such dividend or the making of such other distribution


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            or the date of the granting of such right of subscription or purchase, as the case may be.

                      (vii) Consolidation, Merger, Sale of Assets,
            Reorganization or Reclassifications. If any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of record of the Series A Cumulative, Convertible Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A Cumulative, Convertible Preferred Stock, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock of the Corporation equal to the number of shares of Common Stock immediately theretofore purchasable and receivable by such holder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                      (viii) Notice of Adjustment of Conversion Price. Upon any
            adjustment of the Conversion Price then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, to each holder of record of Series A, Cumulative Convertible Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                        (ix) Notice of Certain Actions. In case at any time:

                              (a) the Corporation shall declare to the holders
            of its shares of Common Stock any cash dividend at a rate in excess of the rate of the


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            last cash dividend theretofore paid;

                              (b) the Corporation shall declare any dividend
            upon its shares of Common Stock payable in stock or make any special dividend or other distribution (other than a cash dividend to the holders of its shares of Common Stock);

                              (c) the Corporation shall offer for subscription
            pro rata to the holders of its shares of Common Stock any additional shares of stock of any class or other rights;

                              (d) there shall be any capital reorganization or
            reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all its assets to, another corporation; or

                              (e) there shall be a voluntary or involuntary
            dissolution, liquidation or winding-up of the Corporation;

            then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to each holder of record of Series A Convertible Preferred Stock, of the date on which (A) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or
            (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

                      (x) Reservation of Shares. The Corporation shall at all
            times reserve and keep available out of its authorized shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of shares of Series A Cumulative, Convertible Preferred Stock, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Cumulative, Convertible Preferred Stock. The Corporation shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Cumulative, Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation of the Corporation.

                      (xi) Taxes. The issuance of certificates of shares of
            Common Stock upon the conversions of Series A Cumulative, Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holders of record of Series A Cumulative, Convertible Preferred Stock, respectively.

                        (xii) Closing of Books. The Corporation will at no time
            close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Cumulative, Convertible Preferred Stock in any manner which interferes with the timely conversion of Series A Cumulative, Convertible Preferred Stock.

                      (xiii) Miscellaneous. Notwithstanding any other provision
            of this Section (D), conversion of the Series A Cumulative, Convertible Preferred Stock shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the acquisition of shares of Common Stock upon conversion, no such conversion may be effected unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person converting Series A Cumulative, Convertible Preferred Stock shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                  (E) Certain Restrictions.

                      (i) Whenever quarterly annual dividends payable on the
            Series A Cumulative, Convertible Preferred Stock as provided in Section B hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not earned or declared, on shares of Series A Cumulative, Convertible Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                              (a) declare or pay dividends on any shares of
            stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Cumulative, Convertible Preferred Stock; or

                              (b) declare or pay dividends on any shares ranking
            pari passu (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Cumulative, Convertible Preferred Stock, except dividends paid ratably on the Series A Cumulative, Convertible Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

                      (ii) The Corporation shall not, as long as any shares of
            Series A Cumulative, Convertible Preferred Stock are outstanding, consolidate or merge with any other corporation or entity unless:
            (x) immediately after such consolidation or merger the successor shall have stockholders' equity (or the equivalent thereof), on a consolidated basis and determined in accordance with generally accepted accounting principles, no less than the Corporation's stockholders' equity, as so determined, immediately prior to such transaction; and (y) (I) the Corporation is the successor or, if not
            (II) a Change in Control [as hereinafter defined] shall occur as a result of such transaction or the shares of Series A Cumulative Convertible Preferred Stock shall be exchanged for preferred securities of the successor having terms substantially equivalent to the terms applicable to the Series A Cumulative Convertible Preferred Stock. For purposes hereof, "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Securities and Exchange Act of 1934, whether or not the Corporation is then subject to such reporting requirement.

                  (F) Reacquired Shares. Any shares of the Series A Cumulative,
            Convertible Preferred Stock purchased or otherwise acquired by this Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued as shares of Preferred Stock and may be reissued as Series A Cumulative, Convertible Preferred Stock or as part of a new series of Preferred Stock subject to the conditions and restrictions of issuance set forth herein, in the Certificate of Incorporation or as otherwise required by law.

                  (G) Liquidation, Dissolution or Winding Up.

                      (i) Upon any liquidation, dissolution or winding up of
            this Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends, or upon liquidation, dissolution or winding up) to the Series A Cumulative, Convertible Preferred Stock unless prior thereto, the holders of shares of Series A Cumulative, Convertible Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared or earned, to the date of such payment. After such payments to holders of Series A Cumulative, Convertible Preferred Stock, the holders thereof, as such, shall not have any right to participate in any further distribution of or payment out of the assets of the Corporation.

                      (ii) If upon any voluntary or involuntary liquidation,
            dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Series A Cumulative, Convertible Preferred Stock shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of Series A Cumulative, Convertible Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

                  (H) Optional Redemption. (i) Each share of Series A
            Cumulative, Convertible Preferred Stock shall, out of funds legally available for that purpose, be subject to redemption, at the election of the Corporation, on any date (the "Redemption Date") subsequent to issuance, at a redemption price of $100, plus an amount equal to all accrued and unpaid dividends on such share, whether or not declared or earned, to the Redemption Date, in each case subject to the limitations of the immediately succeeding sentence. Notice of each redemption shall be mailed at least 30 days prior to the Redemption Date with respect thereto, shall state that the Series A Cumulative, Convertible Preferred Stock, or part thereof, shall be redeemed, and the date, place and purchase price of such redemption, upon surrender of the certificates representing shares of Series A Cumulative, Convertible Preferred Stock, and shall be given to the holders of record of the shares of Series A Cumulative, Convertible Preferred Stock to be redeemed, by first class mail, postage prepaid, at such holder's address of record; provided, however, that no such notice may be delivered unless the Market Price per share (as hereinafter defined) shall be in excess of 150% of the Conversion Price per share then in effect on at least 20 of the 30 consecutive trading days ending five days prior to date of notice (and, provided, further that, on each of such 20 days the average daily trading volume exceeds 1,000 shares); and provided, further, that the Common Stock shall, through the period of such calculation and on the date of such notice, be listed or admitted to trading on a national securities exchange or reported on the NASDAQ National Market System or otherwise reported by NASDAQ or The National Quotation Bureau Incorporated (or similar reputable quotation and reporting service, if not reported by The National Quotation Bureau Incorporated).

                      (ii) For purposes hereof, "Market Price" on any trading
            day shall be the last reported sales price regular way of the Common Stock or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way of the Common Stock, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported sale price of the Common Stock, as reported on the NASDAQ National Market System on such day, or if the Common Stock is not so reported, then such price as shall be equal to the average of the last reported bid and asked prices of the Common Stock, as reported by NASDAQ on such day, or if, on any day in question, the security shall not be quoted on NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices of the Common Stock on such day as reported by The National Quotation Bureau Incorporated (or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau

            Incorporated).

                      (iii) In the event that the Corporation at any particular
            time proposes to redeem fewer than all of the then outstanding shares of Series A Cumulative, Convertible Preferred Stock, the shares of Series A Cumulative, Convertible Preferred Stock to be redeemed shall be selected in such manner that the number of shares of Series A Cumulative, Convertible Preferred Stock (to the nearest full share) to be redeemed from each holder of record of Series A Cumulative, Convertible Preferred Stock shall bear the same proportional relationship to all shares of Series A Cumulative, Convertible Preferred Stock held by such holder as the aggregate number of shares to be redeemed bears to all the shares of Series A Cumulative, Convertible Preferred Stock then outstanding. On the Redemption Date, all dividends on the shares to be redeemed shall cease to accrue, all rights with respect to such shares so to be redeemed shall forthwith on such date cease and determine (except only the right of the holder to receive the redemption price therefor, but without any interest) and such shares so called for redemption shall no longer be deemed outstanding.

                      (iv) On or before the Redemption Date, the respective
            holders of record of the Series A Cumulative, Convertible Preferred Stock to be redeemed shall deliver to the Corporation the certificates for the shares to be redeemed. Such certificates, if required by the Corporation, shall be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank, with all signatures appropriately guaranteed by a national bank or a firm which is a member of the New York Stock Exchange, Inc. If any holder of Series A Cumulative, Convertible Preferred Stock shall fail to tender his shares of Series A Cumulative, Convertible Preferred Stock as provided above, the Corporation shall have the right to cancel said shares upon its books and pay to such stockholder the Redemption Price for such shares. Any such cancelled shares shall for all purposes be considered to have been redeemed as provided herein.

                      (v) In case any shares of Preferred Stock shall have been
            called for redemption by the giving of notice as provided herein, the right of conversion with respect to the shares so called for redemption shall cease and terminate at the close of business on the business day immediately preceding the Redemption Date stated in the notice of redemption. The right of conversion shall thereafter be reinstated with respect to any share or shares of Preferred Stock if the Corporation shall have defaulted in payment of the redemption price aforesaid for such share or shares.

                  (I) Junior Stock; Common Stock. For purposes hereof: (a) the term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereinafter authorized which shall rank junior to the Series A Cumulative, Convertible Preferred Stock as to all dividends or preference on dissolution, liquidation or winding up of the Corporation; and (b) the term "Common Stock" shall mean shares of the common stock, $.01 par value, of the Corporation and shall also include shares of any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage or par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding-up of the corporation; provided, however, that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares of Common Stock, as constituted on July , 1995 (including ny stock into which it may be changed, reclassified or converted).

                  (J) No Pre-Emption; Amendment. No right to subscribe for or to take any stock of any class or any securities convertible to any stock, at any time issued by the Corporation shall vest in or accrue to any holder of shares of Series A Cumulative, Convertible Preferred Stock with respect to any shares which he holds. The Certificate of Incorporation of this Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Cumulative, Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Cumulative, Convertible Preferred Stock, voting together as a single series.

      This resolution was duly adopted by the Board of Directors of this Corporation at a meeting thereof duly called and held on July 14, 1995, at which a quorum was present and acting throughout.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunder affixed and this Certificate of Designation to be signed by Bruce F. Failing, Jr., its President and attested to, by Norton Garfinkle, its Secretary, on the 18th day of July, 1995.

                                    ELECTRONIC RETAILING SYSTEMS
                                       INTERNATIONAL, INC.



                                    By s/Bruce F. Failing, Jr.
                                       -----------------------------------------
                                      Bruce F. Failing, Jr.
                                      President
[Seal]


Attest:



s/Norton Garfinkle
-------------------------------
Norton Garfinkle
Secretary

                                     AMENDED

                          CERTIFICATE OF DESIGNATION OF

               SERIES A CUMULATIVE, CONVERTIBLE PREFERRED STOCK OF

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


      We, William B. Fischer, Vice-President, and Howard Kailes, Assistant Secretary, of Electronic Retailing Systems International, Inc., a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

      That its Board of Directors on December 14, 1995 adopted the following resolution authorizing and directing an increase in the number of shares of the Series A Cumulative, Convertible Preferred Stock set forth in the Certificate of Designation of Series A Cumulative, Convertible Preferred Stock of Electronic Retailing Systems International, Inc. filed with the Secretary of State of the State of Delaware on July 21, 1995:

            RESOLVED, that, pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the number of shares of the Series A Cumulative, Convertible Preferred Stock, $1.00 par value, of the Corporation be, and it hereby is, increased from the current 120,000 shares to 140,000 shares, and that, in furtherance thereof, the first sentence of Section (A) of the resolution of the Board of Directors of the Corporation adopted on July 14, 1995 creating such Series A Cumulative, Convertible Preferred Stock and set forth in the Certificate of Designation of the Series A Cumulative, Convertible Preferred Stock of Electronic Retailing Systems International, Inc. be, and it hereby is, deleted in its entirety, and the following sentence substituted in lieu thereof:

            "An aggregate of 140,000 shares of Preferred Stock, $1.00 par value, of the Corporation are hereby constituted as a series designated as "Series A Cumulative, Convertible Preferred Stock (the "Series A Cumulative, Convertible Preferred Stock")."

      ; and the proper officer or officers of the Corporation be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to execute and file or cause to be filed with the Secretary of State of the State of Delaware, an appropriate certificate setting forth the foregoing amendment to the Certificate of Designation of the Series A Cumulative, Convertible Preferred Stock of Electronic Retailing Systems International, Inc.

      This resolution was duly adopted by the Board of Directors of Electronic Retailing Systems International, Inc. at a meeting thereof duly called and held on December 14, 1995, at which a quorum was present and acting throughout.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by William B. Fischer, its Vice-President, and attested by Howard Kailes, its Assistant Secretary, this 26th day of December, 1995.

                                    ELECTRONIC RETAILING SYSTEMS
                                     INTERNATIONAL, INC.



                                    By s/William B. Fischer
                                      ------------------------------------------
                                       William B. Fischer
                                       Vice-President


ATTEST:



s/Howard Kailes
------------------------------
Howard Kailes
Assistant Secretary

                      CERTIFICATE ELIMINATING REFERENCE TO

                SERIES A CUMULATIVE, CONVERTIBLE PREFERRED STOCK

                      FROM THE CERTIFICATE OF INCORPORATION

                                       OF

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

                          Pursuant to Section 151(g) of
              the General Corporation Law of the State of Delaware



      We, William B. Fischer, Vice President, and Howard Kailes, Assistant Secretary, of Electronic Retailing Systems International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

      That in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors on July 11, 1996, adopted the following resolutions eliminating its Series A Cumulative, Convertible Preferred Stock, $1.00 par value:

            WHEREAS, pursuant to a Certificate of Designation filed on behalf of the Corporation with the Secretary of State of Delaware on July 21, 1995, as amended by an Amended Certificate of Designation filed on behalf of the Corporation with the Secretary of State of Delaware on December 26, 1995, this Corporation created its Series A Cumulative, Convertible Preferred Stock, $1.00 par value (the "Series A Preferred Stock"); and

            WHEREAS, none of the authorized Series A Preferred Stock so designated is outstanding; and

            WHEREAS, none of the said Series A Preferred Stock of the Corporation will be issued;

            NOW THEREFORE, BE IT RESOLVED, that the appropriate officers of the Corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the certificate of incorporation of the Corporation all reference to the said Series A Cumulative, Convertible Preferred Stock.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunder affixed and this certificate to be signed by William B. Fischer, its Vice President and attested to by Howard Kailes, its Assistant Secretary, on the 11th day of July, 1996.


                                    ELECTRONIC RETAILING SYSTEMS
                                     INTERNATIONAL, INC.




                                    By s/William B. Fischer
                                      ----------------------------------
                                      William B. Fischer, Vice President


Attest:



s/Howard Kailes
----------------------------------
Howard Kailes, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.


      ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") does hereby certify as follows:

      FIRST: The Certificate of Incorporation is hereby amended by deleting the first sentence of the first paragraph of Article FOURTH in its present form and substituting therefor a new sentence in the following form:

            "FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is 2,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), and 35,000,000 shares of common stock, $.01 par value per share ("Common Stock")."

      SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the GCL (a) the Board of Directors of the Corporation having duly adopted resolutions setting forth such amendment and declaring its advisability at a meeting of the Board of Directors of the Corporation duly called and held on September 26, 1996 in conformity with the By-laws of the Corporation, and (b) the stockholders of the Corporation having duly adopted such amendment by the affirmative vote of the holders of the majority of the outstanding stock entitled to vote thereon on January 13, 1997, taken at the Corporation's annual meeting of stockholders duly called and held upon notice in accordance with Section 222 of the GCL.

      IN WITNESS WHEREOF, ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC. has caused this certificate to be signed and attested by duly authorized officers as of the 13th day of January, 1997.

                          ELECTRONIC RETAILING SYSTEMS
                               INTERNATIONAL, INC.


                        By   s/Bruce F. Failing, Jr.
                           -------------------------
                              Bruce F. Failing, Jr.
                                    President

ATTEST:


s/Howard Kailes
-----------------------------
Howard Kailes
Assistant Secretary